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                  [LOGO OF FORT WASHINGTON INVESTMENT ADVISORS]
                                 FORT WASHINGTON
                            INVESTMENT ADVISORS, INC.

                                 CODE OF ETHICS

                              Revised April 1, 2009

[LOGO OF FORT WASHINGTON FORT WASHINGTON                303 Broadway, Suite 1200
  INVESTMENT ADVISORS]   INVESTMENT ADVISORS, INC.     Cincinnati, OH 45202-4220
                         A member of Western &            toll free 888.244.8167
                         Southern Financial Group             FortWashington.com
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                                TABLE OF CONTENTS

Section I - Introduction

Section II - Personal Securities Transactions
  o  Definition of who is covered by this Code
  o  Definition of personal securities accounts that are covered by this Code
  o  Pre-clearance requirements
  o  Personal trading guidance
  o  Prohibited transactions
  o  Generally prohibited transactions applicable to Advisory Persons
  o  Miscellaneous restrictions
  o  Reporting requirements

Section III - Other Potential Conflicts of Interest
  o  Confidentiality
  o  Gifts
  o  Solicitation of gifts
  o  Giving gifts
  o  Political contributions
  o  Outside business activities

Section IV - Compliance with the Code of Ethics
  o  Compliance with applicable laws
  o  Investigating violations of the Code
  o  Sanctions
  o  Exception to the Code
  o  "Whistleblower" provision
  o  Annual reports
  o  Recordkeeping requirements

Appendix

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                            SECTION I - INTRODUCTION

In July, 2004, the Securities and Exchange Commission adopted a new rule and rule amendments under Section 204 of the Investment Advisers Act of 1940 that require all registered investment advisers to adopt codes of ethics. The codes of ethics set forth standards of conduct expected of all access personnel and addresses conflicts that arise from personal trading by access personnel. The rule and rule amendments are intended to promote compliance with fiduciary standards by advisers and their personnel. The SEC also adopted conforming amendments to rule 17j-1 under the Investment Company Act.

You are receiving this Code of Ethics (Code) because you are an Access Person of Fort Washington Investment Advisors, Inc. (Fort Washington). Fort Washington is entrusting you with one of, if not the most important asset it possesses - our clients' confidence. You owe a fiduciary duty to those whom Fort Washington serves as an adviser or sub-adviser and you have a legal obligation to protect that confidence. This Code has been adopted to provide you with a guide in meeting this most important obligation. Fort Washington fully expects you to conduct business within both the spirit and letter of this Code. Failure to comply with Fort Washington's Code may result in disciplinary action, including termination of employment.

As an Access Person of Fort Washington, you must act with the highest standard of care, loyalty, integrity, and good faith as you seek to further the best interests of our clients. It is your fiduciary duty to place the interests of our clients ahead of your own interests. Accordingly, you must avoid activities, ownership interests, and business relationships that might interfere or appear to interfere with making decisions in the best interest of our clients.

The Code's Scope
----------------
This Code cannot, and does not, address all instances where you must meet the duty to put our clients' interests first. Rather, this Code primarily focuses on Fort Washington's policies concerning common circumstances where your interests may conflict with our clients' interests. Section II addresses personal securities transactions. Section III addresses confidentiality, gifts, political contributions, and outside business activities. Section IV addresses compliance with the Code. Specifically, the Code addresses the following primary duties:

o All of your personal securities transactions must be conducted in compliance with this Code and in a manner that avoids any actual or potential conflict of interest or any abuse of your position of trust and responsibility to Fort Washington and our clients.
o All other activities must be conducted in accordance with the fundamental standard that you may not take any inappropriate advantage of your position with Fort Washington.

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                  SECTION II - PERSONAL SECURITIES TRANSACTIONS

Definition of who is covered by this Code
-----------------------------------------

You are an ACCESS PERSON if you are one of the following:
   o  A director of Fort Washington,
   o  An officer of Fort Washington,
   o A general partner of a partnership of which Fort Washington is a partner, or
   o  An ADVISORY PERSON for Fort Washington (as defined below).

An Advisory Person means that you:
   o Have access to nonpublic information regarding any clients' purchase or sale of securities,
   o Have nonpublic information regarding the portfolio holdings of the assets under management by Fort Washington,
   o Are involved in making securities recommendations to clients, or have access to such recommendations that are nonpublic, or
   o  Are an employee of Fort Washington.

As an Access Person, you are subject to the Personal Securities Transactions policies of this Code. CERTAIN PROVISIONS APPLY TO THE SUBSET OF ACCESS PERSONS WHO ARE ADVISORY PERSONS. Should you have questions regarding the requirements of the Code you have an affirmative duty to contact the Chief Compliance Officer or your designated Compliance Officer. The Chief Compliance Officer is the person appointed by Fort Washington's Board of Directors to oversee the firm's adherence to the laws that govern the Advisor's activities. Compliance Officer means any person designated by the Chief Compliance Officer to administer this Code.

Definition of personal securities accounts that are covered by this Code
------------------------------------------------------------------------

An Access Person's reportable personal securities accounts are accounts in which you have a Beneficial Interest including:

   o Your personal securities accounts and any accounts of immediate family members (as outlined below) including any relative by blood, adoption or marriage living in your household.
   o Any account that is owned jointly with others or in which you have a direct or indirect beneficial interest (such as a trust).
   o Any account in which you have investment decision making authority (for example, you act as trustee, executor or guardian).

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Child                        Grandparent                    Son-in-Law
--------------------------------------------------------------------------------
Stepchild                    Spouse                         Daughter-in-Law
--------------------------------------------------------------------------------
Grandchild                   Sibling                        Brother-in-Law
--------------------------------------------------------------------------------
Parent                       Mother-in-Law                  Sister-in-Law
--------------------------------------------------------------------------------
Stepparent                   Father-in-Law
--------------------------------------------------------------------------------

These presumptions may be rebutted if the Access Person is able to provide the Chief Compliance Officer or the designated Compliance Officer with satisfactory assurances that the Access Person has no material Beneficial Interest in the account and exercises no control over investment decisions regarding the account.

If you are uncertain whether an account is reportable, you should contact the Chief Compliance Officer or designated Compliance Officer.

Pre-clearance requirements
--------------------------

All Access Persons are to obtain authorization from the Chief Compliance Officer or their designated Compliance Officer before acquiring a beneficial interest in private placements and initial public offerings (IPO).

A private placement is any offering of securities not required to be registered with the Securities and Exchange Commission. These sales usually require the completion of a questionnaire that makes the sales contingent on the offeree having a minimum net worth or annual income. The securities' resale is often restricted unless the securities are subsequently registered under the Securities Act of 1933. An initial public offering (IPO) is a first-time offering of a security in the market place.

The Chief Compliance Officer or designated Compliance Officer must consider whether an investment opportunity should be reserved for a client and whether the opportunity is being offered to the person by virtue of the person's position as an Access Person.

All Access Persons should refer to the PERSONAL TRADING GUIDANCE CHART by security type to determine if an intended transaction needs to be pre-cleared. Pre-clearance can be accomplished in two ways: (1) through the Protegent PTA system (preferred) or (2) paper form obtained from the Compliance Department.

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PERSONAL TRADING GUIDANCE CHART
Code of Ethics, Revised April 1, 2009

                                                                                         EXCEPTION TO
                                                        BLACKOUT                           30-DAY
           SECURITY TYPE                 PRE-CLEAR       (T+/- 3)    30-DAY HOLDING        HOLDING           REPORTABLE
-------------------------------------------------------------------------------------------------------------------------
                                        (Advisory)     (Advisory)       (Advisory)                        Access/Advisory
-------------------------------------------------------------------------------------------------------------------------
Stocks non-S&P 500                          Yes            Yes             Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
Stocks on S&P 500 and 500
shares* or less                             Yes            No              Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
Stocks on S&P 500, greater than
500 shares                                  Yes            Yes             Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
Options non-S&P 500                         Yes            Yes             Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
Options S&P 500*                            Yes            No              Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
Bonds more than $10,000 par
value**                                     Yes            Yes             Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
Bonds $10,000 or less par value**           Yes            No              Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
Mutual Funds - Open-end (non-
affiliated)                                 No             No              No                                   No
-------------------------------------------------------------------------------------------------------------------------
Mutual Funds - Closed-end                   Yes            No              Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
Touchstone Funds***                         Yes            No              Yes                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Exchanged Traded Funds                      Yes            No              Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
ETF Options                                 Yes            No              Yes          25% gain/loss           Yes
-------------------------------------------------------------------------------------------------------------------------
Private Placement                     Direct Approval by the Chief Compliance Officer or designee               Yes
-------------------------------------------------------------------------------------------------------------------------
IPO's                                 As above                                                                  Yes
-------------------------------------------------------------------------------------------------------------------------

US Government Instruments                   No             N/A             N/A                                  No
-------------------------------------------------------------------------------------------------------------------------
CD's, commercial paper, etc.                No             N/A             N/A                                  No
-------------------------------------------------------------------------------------------------------------------------
Money Market Funds (includes
affiliated)                                 No             N/A             N/A                                  No
-------------------------------------------------------------------------------------------------------------------------
Money Market Instruments                    No             N/A             N/A                                  No
-------------------------------------------------------------------------------------------------------------------------
Unit Investment Trusts                      No             N/A             N/A                                  No
-------------------------------------------------------------------------------------------------------------------------
W&S 401(k)                                  Yes            N/A             Yes                                  Yes
-------------------------------------------------------------------------------------------------------------------------
529 Plans                                   No             N/A             N/A                                  Yes
-------------------------------------------------------------------------------------------------------------------------

*   Within a 5-day period, options 5 contracts or less
**  Excludes high quality, short term debt
*** Includes Touchstone Variable Series Trust Funds in variable insurance products.

Generally the Compliance Officer will approve a transaction only if the transaction is unlikely to result in any of the abuses described in the Investment Company Act Rule 17j-1 and the Investment Advisers Act Rule 204A-1.

Pre-clearance is given on a security for the length of the trading day in which it was granted. No "Good Till Cancelled" orders may be placed due to the potential that they may violate the 3-day blackout period.

The Chief Compliance Officer or designated Compliance Officer may refuse to authorize a securities transaction for a reason that is confidential. Compliance Officers are not required to give an explanation for refusing to authorize a securities transaction.

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Prohibited Transactions
-----------------------

The following securities transactions are prohibited and will not be authorized under any circumstances:

INSIDE INFORMATION. Any transaction in a security by an individual who possesses material nonpublic information regarding the security or the issuer of the security;

MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading;

TRADES IN ACCORDANCE WITH THE TERMS OF THE SECURITY. Transactions in violation of or intended to circumvent any terms a security intended to protect the holders of that security. Such terms may include prohibitions on frequent and/or late trading.

Generally Prohibited Transactions applicable to ADVISORY PERSONS
----------------------------------------------------------------

Please refer to the Personal Trading Guidance Chart by Security Type to see if your security transactions are subject to either of the following:

THREE-DAY BLACKOUT PERIOD. If Fort Washington, on behalf of a client, has executed a trade in a non-exempt security, an Advisory Person may not purchase or sell the non-exempt security or an equivalent security within 3 trading days before or after that client's trade.

30-DAY HOLDING PERIOD. Sale of a non-exempt security within 30 days of a purchase of the non-exempt security (or an equivalent security) is a violation of this Code. Of course, Advisory Persons must place the interests of the clients first; they may not avoid or delay purchasing or selling a security for a client in order to profit personally. If a circumstance arises where an Advisory Person has a loss or a gain of 25% or greater during the 30-day holding period, then they may sell the security after obtaining pre-clearance from the Chief Compliance Officer or their designated Compliance Officer to ensure that the 3-day blackout period will not be violated.

An equivalent security means any security issued by the same entity as the issuer of a security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if the Options Clearing Corporation or a similar entity issues them.

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Miscellaneous Restrictions
--------------------------

OPTION TRADING. Writing or acquiring naked options are strictly prohibited under the Code.

SHORT SALES. Offering an equity for sale without holding the equity is strictly prohibited under the Code.

LIMIT ORDERS. Advisory Persons are restricted from placing a "good until cancelled" order or any limit order other than a "same-day" limit order due to the potential conflict with client transactions causing a violation of the 3-day blackout period.

RESTRICTED STOCK LIST. Trading of the securities on Fort Washington's restricted list is strictly prohibited within client and personal accounts. The restricted stock list is periodically provided to all Access Persons and is also listed on the Home Page of the Protegent PTA system.

OTHERS. Any other transaction deemed by the Chief Compliance Officer or their designee to involve a conflict of interest, possible diversions of a client's opportunity, or an appearance of impropriety is subject to restrictions.

Reporting Requirements
----------------------

INITIAL HOLDING REPORT. Within 10 days of becoming an Access Person each Access Person must submit written and signed reports containing information about their personal account holdings. The Holdings Report must include the following information:
    o  Account title and account number holding the security
    o  List of securities, including cusip number and symbol/ticker
    o  Number of shares or principal amount of each reportable security
    o  Name of the broker/dealer holding the security
    o Information contained in the report must be current as of no more than 45 days prior to becoming an Access Person

You may attach account statements rather than listing your holdings and your accounts if the account statements include all of the information stated above.

Please refer to the "Reportable" column of the PERSONAL TRADING GUIDANCE CHART for a listing of reportable holdings. If you have no reportable holdings, you must sign the Initial Holdings Report and submit it to Compliance by the date it is

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due. Any temporary workers, consultants, independent contractors or certain employees of affiliates who will be working with Fort Washington for longer than 6-months will be required to report under the Code.

QUARTERLY TRANSACTIONS CERTIFICATION. Within 30 calendar days of the end of each calendar quarter, each Access Person must submit a Quarterly Transaction Certification to the Chief Compliance Officer or their designated Compliance Officer containing the following information:
    o  Every reportable security transaction executed during the quarter*
    o Every newly established account in which you are holding a beneficial interest.

* If your transaction(s) has not been captured by the Protegent PTA system or a duplicate confirm has not been sent to Compliance, you are required to provide the following for transactions made during the quarter:
    o  Date of trade
    o  Name of security (Ticker/Symbol) or cusip number and description
    o  Sell or Buy transaction
    o  Number of shares or principal amount
    o  Price
    o  Account number and broker/dealer

An Access Person does not have to report transactions involving the following securities or accounts:
    o  Direct obligations of the government of the United States
    o  Bankers' acceptances
    o  Bank certificates of deposit
    o  Commercial paper
    o  High quality short-term debt instruments including repurchase agreements
    o  Purchases or sale of securities under a dividend reinvestment plan
    o Shares issued by open-end funds that are not advised or sub-advised by Fort Washington or any entity under common control with Fort Washington
    o Securities held or transactions in any account over which the Access Person has no direct or indirect influence or control (i.e. blind trust, discretionary accounts where the Access Person is neither consulted nor advised of the trade before it is executed.)
    o A transaction based on corporate actions (i.e. stock splits, spin offs, reverse stock splits, mergers, consolidations, etc.) or distributions generally applicable to all holders of the same class of Securities
    o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised, sub-advised or principally underwritten by an entity under common control with Fort Washington

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    o  Systematic Investment Plans as defined as a prescribed investment that will be made automatically on a regular, pre-determined basis without affirmative action by the Access Person

If you have no reportable transactions you must still submit a written and signed statement to that effect to the Chief Compliance Officer or designated Compliance Officer no later than 30 calendar days after the end of the calendar quarter.

ANNUAL HOLDINGS CERTIFICATION. Each Access Person must submit to the Chief Compliance Officer or designated Compliance Officer an Annual Holdings Certification no later than 45 days after year end. The information included in the Annual Holdings Certification must reflect the Access Person's holdings as of the immediate preceding December 31st of the preceding year.

PERIODIC TRANSACTIONS AND ACCOUNT REPORTING. If an Access Person opens an account at a broker, dealer, bank, or mutual fund that Fort Washington advises or sub-advises, that has not previously been disclosed, the Access Person must immediately notify the Chief Compliance Officer or designated Compliance Officer of the existence of the account and make arrangements to comply with the reporting requirements.

It is the responsibility of the Access Person to arrange for Compliance to receive duplicate statements and confirms. Compliance will assist in providing you with a 407 Letter (request for duplicate statements and confirms) but it is your responsibility to see that your financial institution follows through with the request.

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               SECTION III - OTHER POTENTIAL CONFLICTS OF INTEREST

Confidentiality
---------------

You are prohibited from revealing specific information relating to the investment intentions, activities or portfolios, except to persons whose responsibilities require knowledge of the information or as necessary to service client accounts. It is paramount that independence in the investment decision-making process be maintained.

As a matter of firm policy, Fort Washington restricts the dissemination of client information and will not publish, provide or distribute non-public client information to nonaffiliated third parties, except as required or permitted by law. Nonpublic client information includes, but is not limited to, individual account holdings, transactions, balances, name, address, social security number, or other financial or personally identifying information.

Gifts
-----

Accepting Gifts. On occasion, you may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons that do business with Fort Washington, directly or on behalf of a Client. Acceptance of extraordinary or extravagant gifts is not permissible. Generally any such gifts must be declined or returned in order to protect the reputation and integrity of Fort Washington. However gifts of a nominal value (i.e., gifts whose value is no more than $100 per year), and customary business meals, entertainment (e.g., sporting events, theater tickets, etc.), and promotional items (e.g., pens, mugs, t-shirts, etc.) may be accepted so long as it is not so frequent, so costly, nor so extensive as to raise any question of impropriety.

Solicitation of Gifts. You may not solicit gifts or gratuities under any circumstances.

Giving Gifts. Excepting customary business meals, entertainment, and promotional items, you may not personally give gifts with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, or clients of the firm.

Any gift, entertainment, or meal which you have received from or you have made to any labor organization, union official, employee or labor relations consultant, which includes Taft Hartley relationships/accounts must be reported to the Compliance Department.

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Political Contributions
-----------------------

Fort Washington is very aware of the potential conflicts of interest when government officials or political candidates request political contributions from investment managers. For this reason, neither Fort Washington or any of its employees may engage either directly or indirectly in any "Pay to Play" activities. Pay to Play means the conduct of making a political campaign contributions to, and soliciting political campaign contributions for, public officials in return for being considered eligible by public agencies to perform professional services or in an effort to retain clients. Pay to play activities are a violation of this Code with no exceptions.

Outside Business Activities
---------------------------

Fort Washington advisory persons may not engage in outside business activities or serve on the boards of non-affiliated companies without prior approval from the Chief Executive Officer. Advisory Persons must submit the Outside Business Activities Transmittal Form and receive approval prior to accepting any board positions or engaging in outside business activities.

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                 SECTION IV - COMPLIANCE WITH THE CODE OF ETHICS

Compliance with Applicable Laws
-------------------------------

As an Access Person of Fort Washington, you are expected not to engage in any of the following acts as you conduct the business of Fort Washington:
    o  Employ any device, scheme or artifice to defraud
    o Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading
    o Engage in any act, practice or course of business that operates or would operate as a fraud or deceit
    o  Engage in any manipulative practice
    o Engage in any manipulative practice with respect to securities including price manipulation

You are expected to comply with all of Fort Washington's policies and procedures including but not limited to those related to the use of non-public information, the voting of proxies, and the execution of trades on behalf of a client.

Investigating Violations of the Code
------------------------------------

The Chief Compliance Officer is responsible for investigating and reporting any reportable violations of the Code to Senior Management and to the Board of Directors. Whenever the Chief Compliance Officer or designated Compliance Officer determines that a breach of this Code has occurred that merits remedial action, they will report to the Board of Directors information relating to the investigation of the violations, including any sanctions imposed.

Sanctions
---------

If the Chief Compliance Officer and Senior Management of Fort Washington determine that you have committed a violation of the Code, they may impose sanctions and take other actions as they deem appropriate, including:

    o  a letter of caution or warning
    o  fine
    o  suspension of personal trading rights
    o  suspension of employment (with or without compensation)
    o  termination of the employment of the violator for cause

After discussions with the appropriate officers of Fort Washington, the Compliance Department may also require any person who is found to have violated this Code, to reverse the transaction in question and forfeit any profit or

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absorb any loss, associated or derived as a result. The amount of profit shall be calculated by the Compliance Department and/or Senior Management of Fort Washington and shall be forwarded to a charitable organization selected by Senior Management of Fort Washington.

Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations. No member of the Compliance Department may review his or her own transactions.

Generally, Fort Washington's guidelines for violations occurring over a calendar year will be:

       1st Violation: Written warning and counseling
       2nd Violation: $50 fine to be donated to a charity determined by Management
       3rd Violation: 60-day restriction of all personal trading privileges 4th Violation: Potential termination of employment with Fort Washington

The above sanctions are merely guidelines and Fort Washington maintains the right to impose any sanctions, in any order, it deems responsive to the violation.

Exception to the Code
---------------------

Although exceptions to the Code will rarely, if ever, be granted, the Chief Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if he/she finds that the proposed conduct involves no harm to clients or Fort Washington, complies with all legal obligations and otherwise presents no material opportunity for abuse.

"Whistleblower" Provision
-------------------------

If you become aware of a violation of the Code, the apparent or suspected violation must be reported promptly to the Chief Compliance Officer or designee. All such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Reports may be submitted anonymously. In addition, should the Chief Compliance Officer or designee be involved in the violation or is unreachable, you may report a violation to the President of Fort Washington, the Legal Department or to the Chief Compliance Officer of Western & Southern Financial Group. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

Annual Reports
--------------

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The Chief Compliance Officer will review the Code at least once a year in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors:

    o Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;
    o Identifying any violation requiring significant remedial action during the past year; and
    o Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

Recordkeeping Requirements
--------------------------

The Compliance Department of Fort Washington will maintain and preserve in an easily accessible place the following documents:
    o A copy of this Code, or any other Code of Ethics, that was in effect within the previous 5 years;
    o A record of any violation of this Code and any action taken as a result of such violation for a period of 5 years following the end of the reporting year in which the violation occurred;
    o A record of any decision, and the reasons supporting the decision, that were used to approve an employee's trade that was deemed an exception to the provisions of this Code;
    o  A copy of each report submitted under this Code for a period of 5 years;
       and
    o A list of all persons who are, or within the past 5 years were, subject to the reporting requirements of the Code.

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Fort Washington has adopted this Code of Ethics in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, as well as the Investment Advisers Act, Rule 204A-1

Revision date: April 1, 2009
----------------------------

Chief Compliance Officer:
Michele Hawkins, CRCP, IAACPTM
Michele.hawkins@fortwashington.com
----------------------------------
513-361-7652

Compliance Officer:
Paula Wolfe, CFIRS
Paula.wolfe@fortwashington.com
------------------------------
513-361-7945

NOTE: Persons in addition to those listed above may also be designated to perform the functions of a Compliance Officer.

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                                    APPENDIX

Non-Exempt Mutual Funds
-----------------------

Touchstone Funds
Fifth Third High Yield Fund
Transamerica Partners Small Core

This Appendix is subject to change. Please contact the Chief Compliance Officer or designated Compliance Officer to ensure you have the current version.

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